SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  March 11, 2005

Date of earliest event reported:  March 11, 2005

H&E EQUIPMENT SERVICES L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana	333-99589	72-1287046
(State or other jurisdiction of incorporation	333-99587 (Commission File Numbers)	(IRS Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 14, 2005, H&E Equipment Services L.L.C. (“H&E”), Great Northern Equipment Services L.L.C. (together with H&E, the “Borrowers”), H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Capital Corporation and the Lenders party thereto, entered into Amendment No. 6 to the Credit Agreement dated June 17, 2002 (“Amendment No. 6”).  The terms of the amendment primarily lowered interest rates according to a pricing grid based upon daily average excess availability, reduced the block on availability of assets, and increased the advance rate on the orderly liquidation value of rental assets. On March 14, 2005, we issued a press release announcing the entering into of Amendment No. 6 and certain of its terms.

Amendment No. 6 and the press release are attached hereto as exhibit 10.1(f) and exhibit 99.1, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits

10.1(f)                     Amendment No. 6 to Credit Agreement dated as of March 11, 2005.

99.1                         Press Release dated March 14 , 2005

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES L.L.C.

Date: March 14, 2005

/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Acting Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1(f) 99.1

Amendment No. 6 to Credit Agreement among H&E Equipment Services L.L.C., Great Northern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Corporation and the Lenders party thereto dated as of March 11, 2005.

Press release issued by H&E Equipment Services L.L.C. on March 14, 2005 announcing Amendment No. 6 to Credit Agreement among H&E Equipment Services L.L.C., Great Northern Equipment, Inc., H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp., General Electric Corporation and the Lenders party thereto dated as of March 11, 2005.